(h)(7)(ii)

AMENDMENT TO

Schwab Rule 12d1-4

FUND OF FUNDS INVESTMENT AGREEMENT

This Amendment (“Amendment”) is made as of July 29, 2025, by and among Voya Equity Trust, Voya Partners, Inc, Voya Separate Portfolios Trust, Voya Investors Trust, and Voya Intermediate Bond Portfolio, each a registered open-end investment company organized under the laws of their respective state of organization, (each, an “Acquiring Management Company”), on behalf of their respective series identified on Schedule A, severally and not jointly (each, an “Acquiring Fund”, and collectively, the “Acquiring Funds”), and Schwab Strategic Trust, a statutory trust organized under the laws of the State of Delaware (the “Trust”), on behalf of its series identified on Schedule B, severally and not jointly (each, an “Acquired Fund”, and collectively, the “Acquired Funds”), as amended from time to time, and amends the Fund of Funds Investment Agreement between the parties, dated January 19, 2022 as amended thereafter (“Investment Agreement”). All capitalized terms used in the Amendment and not defined herein shall have the meaning ascribed to them in the Investment Agreement.

WHEREAS, the parties wish to amend the Investment Agreement to remove Voya Mutual Funds, Voya Strategic Allocation Portfolios and Voya Balanced Portfolio, Inc., each as an “Acquiring Management Company” under the Investment Agreement; and

WHEREAS, the parties wish to amend Schedule A to the Investment Agreement to (1) reflect name changes to certain Acquiring Funds; (2) reflect recent or upcoming mergers of certain Acquiring Funds; and (3) add three series, each as an “Acquiring Fund” under the Investment Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

1.Schedule A to the Investment Agreement shall be deleted and replaced in its entirety with a new Schedule A as attached hereto.

2.Except as specifically set forth herein, all other provisions of the Investment Agreement shall remain in full force and effect.

[SIGNATURE PAGE TO FOLLOW]

1

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of the parties hereto as of the date set forth above.

Voya Equity Trust, Voya Partners, Inc, Voya Separate Portfolios Trust, Voya Investors Trust, and Voya Intermediate Bond Portfolio on behalf of their respective series listed on Schedule A, Severally and Not Jointly

By:	/s/ Erica McKenna
Name:	Erica McKenna
Title:	Vice President

Schwab Strategic Trust, on behalf of its series listed on Schedule B, Severally and Not Jointly

By:	/s/ Dana Smith
Name:	Dana Smith
Title:	CFO Schwab Funds and ETFs

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SCHEDULE A

Effective July 15, 2025

***New Acquiring Funds Marked in Bold***

VOYA GLOBAL INOME & GROWTH FUND (formerly, VOYA GLOBAL MULTI-ASSET FUND)

VOYA SOLUTION CONSERVATIVE PORTFOLIO

VOYA BALANCED INCOME PORTFOLIO

VOYA GLOBAL BOND PORTFOLIO

VOYA GLOBAL PERSPECTIVES PORTFOLIO

VOYA INDEX SOLUTION 2025 PORTFOLIO (will be merged away 8/8/25)

VOYA INDEX SOLUTION 2030 PORTFOLIO

VOYA INDEX SOLUTION 2035 PORTFOLIO

VOYA INDEX SOLUTION 2040 PORTFOLIO

VOYA INDEX SOLUTION 2045 PORTFOLIO

VOYA INDEX SOLUTION 2050 PORTFOLIO

VOYA INDEX SOLUTION 2055 PORTFOLIO

VOYA INDEX SOLUTION 2060 PORTFOLIO

VOYA INDEX SOLUTION 2065 PORTFOLIO

VOYA INDEX SOLUTION 2070 PORTFOLIO

VOYA INDEX SOLUTION INCOME PORTFOLIO

VOYA INTERMEDIATE BOND PORTFOLIO

VOYA RETIREMENT CONSERVATIVE PORTFOLIO VOYA

VOYA RETIREMENT AGGRESSIVE PORTFOLIO (formerly, VOYA RETIREMENT GROWTH

PORTFOLIO)

VOYA RETIREMENT MODERATELY AGGRESSIVE PORTFOLIO (formerly, VOYA RETIREMENT

MODERATE GROWTH PORTFOLIO)

VOYA RETIREMENT MODERATE PORTFOLIO

VOYA SOLUTION 2025 PORTFOLIO (will be merged away 8/8/25)

VOYA SOLUTION 2030 PORTFOLIO

VOYA SOLUTION 2035 PORTFOLIO

VOYA SOLUTION 2040 PORTFOLIO

VOYA SOLUTION 2045 PORTFOLIO

VOYA SOLUTION 2050 PORTFOLIO

VOYA SOLUTION 2055 PORTFOLIO

VOYA SOLUTION 2060 PORTFOLIO

VOYA SOLUTION 2065 PORTFOLIO

VOYA SOLUTION 2070 PORTFOLIO

VOYA SOLUTION INCOME PORTFOLIO

VOYA SOLUTION AGGRESSIVE PORTFOLIO

VOYA SOLUTION BALANCED PORTFOLIO

VOYA SOLUTION CONSERVATIVE PORTFOLIO

VOYA SOLUTION MODERATELY AGGRESSIVE PORTFOLIO

VOYA TARGET IN-RETIREMENT FUND

VOYA TARGET RETIREMENT 2025 FUND (will be merged away 8/8/25)

VOYA TARGET RETIREMENT 2030 FUND

VOYA TARGET RETIREMENT 2035 FUND

VOYA TARGET RETIREMENT 2040 FUND

VOYA TARGET RETIREMENT 2045 FUND

VOYA TARGET RETIREMENT 2050 FUND

VOYA TARGET RETIREMENT 2055 FUND

VOYA TARGET RETIREMENT 2060 FUND

VOYA TARGET RETIREMENT 2065 FUND

VOYA TARGET RETIREMENT 2070 FUND